UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 7, 2011
Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)
North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993

(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404

(Address of principal executive offices)	(Zip Code)
(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     Yadkin Valley Financial Corporation (the “Company”) has determined to defer the payment of its regularly scheduled quarterly interest payments in the amount of $107,330.10 due on June 15, 2011 and $80,972.74 due on June 30, 2011 with respect to the Company’s outstanding trust preferred securities. Pursuant to the indentures for the trust preferred securities, the Company can elect to defer payment of interest for up to 20 consecutive quarterly periods. The election to defer interest payments is not a default under any of the indentures. During a deferral period, the Company is prohibited from paying dividends on its common stock or the Company’s preferred stock issued to the U.S. Treasury Department as part of its Capital Purchase Program (the “TARP Preferred”).
     The Company has also deferred the payment of its regularly scheduled quarterly cash dividends in the amount of $616,400.00 due on May 16, 2011 on its TARP Preferred. The Company may elect to defer dividend payments for up to five quarters without default, but the dividend is cumulative. If the Company fails to pay dividends for six quarters, whether or not consecutive, the U.S. Treasury Department will have the right to appoint two representatives to the Company’s board of directors.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated June 7, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Financial Officer

Dated: June 7, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated June 7, 2011.